Exhibit 5.1

SILVERMAN SHIN & BYRNE PLLC

July 2, 2018

Board of Directors

Hemispherx Biopharma, Inc.

860 N. Orange Avenue, Suite B

Orlando, FL 32801

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Hemispherx Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of 6,600,000 shares of the Company’s common stock, par value $0.001 per share (the “Warrant Shares”) issuable upon the exercise of common stock purchase warrants (the “Warrants”), to be offered and resold from time to time by the selling stockholders named in the Registration Statement under the heading “Selling Stockholders” (the “Selling Stockholders”). This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the issuance of the Warrant Shares.

For purposes of rendering this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the certificate of incorporation and bylaws of the Company, both as amended through the date hereof, (iii) the Warrants and (iv) such other agreements, instruments, corporate records and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in our examination and in rendering this opinion letter, we have, with your permission, assumed without independent verification, that (i) each document we have reviewed or which is referenced herein has been duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) after any issuance of Warrant Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to any agreement or arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s certificate of incorporation; (iii) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (v) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete;

Hemispherx Biopharma, Inc.

July 2, 2018

We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Insofar as the opinions expressed herein relate to matters of United States federal laws or regulations or to matters of the General Corporation Law of the State of Delaware, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that, upon the exercise of the Warrants in accordance with their respective terms including full payment for the Warrant Shares, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are based upon the applicable laws of the State of Delaware and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm therein under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Silverman Shin & Byrne PLLC
Silverman Shin & Byrne PLLC